LICENSE AGREEMENT

This LICENSE AGREEMENT (the "Agreement") is entered into as of the 3rd day of November, 2008 (the "Effective Date"), by and between Numerity Corporation, a California corporation (the "Licensor"), and IN Media Corporation, a California corporation (the "Licensee").

WHEREAS, Licensor is the owner of the Licensed Property (as hereinafter defined); and

WHEREAS, Licensee wishes to license the Licensed Property from the Licensor pursuant to and in accordance with the terms and conditions hereof, and Licensor wishes to license the Licensed Property to Licensee pursuant to and in accordance with the terms and conditions hereof.

NOW, THEREFORE, in consideration of the foregoing and in consideration of the license and other fees paid and to be paid by Licensee to Licensor, and for other consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows.

1. LICENSE GRANT. Licensor hereby grants to Licensee, upon the terms and conditions contained herein, a non-transferable, non-exclusive, perpetual license to use and customize the Licensed Property in the manner and subject to any restrictions set forth on Schedule 1 attached hereto. For purposes hereof, "Licensed Property" includes the various items of intellectual property and computer applications identified on Schedule 1 and all related Documentation, materials, updates, enhancements, modifications, source codes and error corrections, as well as any media containing or embodying the computer applications identified on Schedule 1, that Licensor may provide to Licensee from time to time. For the purposes hereof, "Documentation" means the published materials provided to Licensee by Licensor for the Licensed Property. Any rights not expressly granted to Licensee are reserved by Licensor.

2. NO RIGHT TO SUBLICENSE OR ASSIGN. Licensee's limited rights under this Agreement may not be assigned, licensed, sublicensed or otherwise transferred voluntarily or by operation of law without the prior written consent of the Licensor. Any attempted assignment, license, sublicense or transfer, whether voluntary or involuntary, shall be void and shall be grounds for termination of this Agreement.

3. ACKNOWLEDGMENT OF OWNERSHIP. Licensee acknowledges and agrees that the Licensed Property, together with all ideas, architecture, algorithms, models, processes, techniques, user interfaces and "know-how" embodying the Licensed Property is the proprietary property of Licensor and that Licensor is the owner of the Licensed Property, and that Licensor will at all times retain title to the Licensed Property, including without limitation, any changes or modifications made to the Licensed Property at Licensee's request.

4. NO LIENS OR ENCUMBRANCES. Licensee will keep the Licensed Property free and clear of any and all claims, liens and encumbrances attributable to or arising out of Licensee's use or possession of the Licensed Property. Any act of Licensee, whether voluntary or

involuntary, purporting to or having the likely effect of creating a claim, lien or encumbrance on the Licensed Property shall be void and shall be grounds for termination of this Agreement.

5. NO REVERSE ENGINEERING. The Licensee hereby agrees not to modify, decompile, disassemble or reverse engineer the Licensed Property or authorize, assist or permit any third party to modify, decompile, disassemble or reverse engineer the Licensed Property.

6. ROYALTY FEE. Licensee agrees to pay Licensor the Royalty Fee set forth on Schedule 1 attached hereto. Licensee agrees to pay this fee in the manner proscribed on Schedule 1. Licensee understands that this Agreement relates only to the granting of a license for the Licensed Property and maintenance.

7. LIMITED WARRANTIES. The following shall be the sole warranties provided by Licensor to Licensee:

7.1. Performance Warranty. Licensor warrants to Licensee that, for the period of time (the "Warranty Period") beginning on the Effective Date and ending one hundred eighty (180) days following the initial delivery of the Licensed Property to the Licensee, the Licensed Property will substantially conform to the then current Documentation relating to such Licensed Property. Licensor shall use commercially reasonable efforts to remedy any actual non-conformance, provided that Licensee notifies Licensor in writing of such alleged non-conformance during the Warranty Period. The foregoing limited warranty shall not apply to any modifications, changes or enhancements made, from time to time, to the Licensed Property at Licensee's request, any customizations made by the Licensee or to any updates or error corrections to the Licensed Property provided to Licensee.

7.2. Warranty of Title. Licensor hereby warrants to the Licensee that (a) Licensor has the right to license the Licensed Property to the Licensee pursuant to the terms hereof and (b) the Licensed Property does not knowingly infringe upon the intellectual property rights of any third party.

7.3. Conditions. The above warranties are conditioned upon (a) the use of the Licensed Property strictly in accordance with the relevant Documentation provided by Licensor as well as other instructions provided by Licensor and (b) the absence of any misuse or defect in the Licensed Property caused by Licensee.

8. EXCLUSIVE REMEDIES. The following shall be the Licensee's sole and exclusive remedies for Licensor's breach of the limited warranties set forth in Section 7:

8.1. Breach of Performance Warranty. In the event of a breach of the performance warranty provided in Section 7.1, Licensor will, at Licensor's sole option, either (i) modify the Licensed Property so that it substantially conforms to the relevant Documentation, (ii) provide an alternative solution that is reasonably acceptable to Licensee, or (iii) refund to Licensee the Royalty Fees actually paid by Licensee to Licensor for such non-conforming Licensed Property and terminate this Agreement with respect to such Licensed Property.

8.2. Breach of Warranty of Title. Licensor hereby agrees to indemnify and hold Licensee harmless from and against any and all claims, demands, actions, costs, liabilities and losses arising out of a breach of the warranty of title provided in Section 7.2. Any such indemnification shall be contingent on the Licensee (a) immediately notifying Licensor in writing of any such claim, demand, action, cost, liability or loss or threat thereof, (b) cooperating with Licensor in the defense or settlement thereof and (c) allowing Licensor to control such defense or settlement. Licensee shall be entitled to participate in such defense at its own cost. Should the Licensed Property become or, in the opinion of Licensor, be likely to become, the subject of an infringement claim by a third party, Licensor may, at Licensor's sole option, either (i) procure for Licensee the right to continue to use the Licensed Property, (ii) replace the Licensed Property or any part of it with a non-infringing substitute, (iii) modify the Licensed Property so as to be non-infringing or (iv) refund any Royalty Fees paid by Licensee to Licensor for such Licensed Property and terminate this Agreement with respect to such Licensed Property.

9. DISCLAIMER OF OTHER WARRANTIES. EXCEPT AS SET FORTH IN SECTION 10 OF THIS AGREEMENT, LICENSOR MAKES NO WARRANTIES, EITHER EXPRESS OR IMPLIED, AS TO THE LICENSED SOFTWARE, ANY SERVICES PROVIDED TO LICENSEE, OR ANY OTHER MATTER WHATSOEVER, AND DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING ALL IMPLIED WARRANTIES REGARDING THE CONDITION OF THE LICENSED SOFTWARE, ITS MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE. LICENSOR DOES NOT WARRANT THAT THE LICENSED SOFTWARE WILL MEET ALL OF LICENSEE'S BUSINESS REQUIREMENTS OR WILL OPERATE IN A PARTICULAR COMPUTER ENVIRONMENT OR THAT THE OPERATION OF THE LICENSED SOFTWARE WILL BE UNINTERRUPTED OR ERROR-FREE.

10. LIMITATION OF LIABILITY. IN NO EVENT WILL LICENSOR'S TOTAL LIABILITY EXCEED THE TOTAL ROYALTY FEE ACTUALLY PAID BY LICENSEE TO LICENSOR IN RESPECT OF THAT PARTICULAR LICENSED SOFTWARE THAT MAY HAVE CAUSED SUCH LOSS OR DAMAGE. UNDER NO CIRCUMSTANCES WILL LICENSOR BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES, LOSS OF PROFITS, OR LOSS OF GOODWILL RESULTING FROM OR RELATING TO THE DELIVERY (OR THE FAILURE THEREOF), INSTALLATION, OPERATION, MAINTENANCE, SUPPORT OR USE OF, OR INABILITY TO USE, THE LICENSED SOFTWARE REGARDLESS OF WHETHER LICENSOR KNEW OR SHOULD HAVE KNOWN OF THE POSSIBILITY OF SUCH DAMAGES. LICENSEE ASSUMES FULL RESPONSIBILITY FOR (A) THE CORRECTNESS OF DATA INPUT, (B) MONITORING OUTPUT TO INSURE CORRECTNESS, (C) CORRECTING INVALID DATA, AND (D) ANY ACTION TAKEN BY LICENSEE OR OTHERS BASED UPON THE DATA OR ANY THIRD PARTY SOFTWARE.

THE LIMITATIONS OF LIABILITY AND DISCLAIMERS OF WARRANTY STATED HEREIN FORM AN ESSENTIAL BASIS OF THE BARGAIN BETWEEN THE PARTIES AND SHALL CONTINUE TO APPLY EVEN IN THE EVENT THAT ANY EXCLUSIVE REMEDY HEREUNDER FAILS OF ITS ESSENTIAL PURPOSE.

11. INJUNCTIVE RELIEF. In the event of any breach or threatened breach of the provisions of Sections 2, 4 and 5 hereof, Licensor shall be entitled to a temporary or permanent decree or order restraining and enjoining such breach or potential breach, it being hereby expressly acknowledged and understood that damages at law will be inadequate.

12. TERM AND TERMINATION. The term of this Agreement (the "Term") shall commence on the Effective Date and shall continue in perpetuity, except that this Agreement may be terminated upon the occurrence of any of the following events:

(a) sixty (60) days following written notice from the Licensee to Licensor of the Licensee's intention to terminate this Agreement;

(b) at the option of either party (the "Non-Defaulting Party"), upon written notice to the other party (the "Defaulting Party"), if the Defaulting Party shall fail in any material respect for a period of thirty (30) days after written notice thereof to perform or observe any covenant, condition or agreement to be performed or observed by it hereunder or to cure the breach of any representation or warranty; or

(c) upon the Bankruptcy of the Defaulting Party. For purposes hereof, "Bankruptcy" shall mean the commencement by or against any party of a case under the federal bankruptcy laws or any other applicable federal or state bankruptcy, insolvency or other similar law, or the consent by such party to, or the entry of an order or decree granting, the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or similar official) of such party or for any substantial part of his or its property, or the making by such party of any assignment for the benefit of creditors, or the taking of actions by such party in furtherance of any of the foregoing.

13. EFFECT OF TERMINATION. In the event of the termination of this Agreement for any reason set forth in Section 12:

(a) Licensee shall be liable for all fees and charges incurred prior to the date of termination;

(b) Licensee shall promptly return to Licensor the original and all copies of the Licensed Property, including all Documentation and any related materials furnished by Licensor to Licensee hereunder;

(c) the provisions of Sections 3, 4, 5, 10, 11, 14 and 16 shall survive termination of this Agreement for any reason; and

(d) except as set forth in Sections 8.1(iii) and 8.2(iv), no license or other fees shall be refunded or returned to Licensee.

14. AUDIT RIGHTS. In order to enable Licensor to verify that Licensee is complying with the provisions of this Agreement, upon not less than five (5) business days' notice to Licensee, Licensor shall be given access to Licensee's premises in order to examine, copy and extract from Licensee's books and records all information as Licensor may reasonably request in order to verify the payments due hereunder and Licensee's compliance with the terms hereof. Such audit

shall be at the expense of Licensor unless the audit indicates that Licensee is in breach of any term or condition hereof, in which event Licensee shall pay all the costs of the audit, and shall forthwith pay to Licensor (i) all amounts owed to Licensor plus interest on such amounts at an annual rate equal to the prime rate of interest published in The Wall Street Journal (Eastern edition) plus 3%, from the date such payments should have been made to Licensor and (ii) shall immediately cure such breaches.

15. MISCELLANEOUS.

15.1. Independent Contractors. Each party hereto is an independent contractor and nothing contained herein shall be construed to create a partnership, joint venture or agency relationship between Licensor and Licensee, nor shall either party be authorized to bind the other in any way.

15.2. Remedies Not Exclusive; No Waiver; Amendments. Except as otherwise specifically provided herein, no remedy referred to in this Agreement is intended to be exclusive. No delay by Licensor or Licensee in exercising any of their respective rights or remedies hereunder shall be deemed to be a waiver of such rights or remedies. No waiver by either party of any breach by the other party hereunder shall in any way be a waiver of any future breach. Any waiver, amendment or modification of this Agreement must be in writing and signed by the party against whom enforcement is sought.

15.3. Assignment. Licensor shall have the right to transfer or assign this Agreement to any other person or entity without the consent of the Licensee. Licensee shall not have the right to assign or transfer this Agreement or any rights hereunder without the prior written consent of Licensor, which consent may be withheld for any reason or no reason. Any change in control of Licensee, whether by merger, stock acquisition or otherwise, shall be deemed to be an attempted assignment of this Agreement and shall be grounds for termination. Subject to the prohibition on Licensee's assignment, license, sublicense and transfer contained herein, this Agreement will be binding upon and will inure to the benefit of the successors and permitted assigns of the parties hereto.

15.4. Taxes. Licensee agrees to pay any sales, use, import or other taxes or levies associated with this Agreement and the Licensed Property.

15.5. Governing Law; Jurisdiction; Costs. This Agreement shall be governed by and construed in accordance with the laws of the State of California. Licensee hereby irrevocably consents and agrees that any action or proceeding hereunder may be instituted in state or federal court located in Santa Clara County, California, and hereby irrevocably submits to the jurisdiction of such courts in any such action or proceeding. Licensee shall reimburse Licensor for its reasonable costs and expenses incurred in enforcing its rights hereunder in the event of a breach or threatened breach by the Licensee.

15.6. Severability. In the event that any provision of this Agreement shall be determined by a court of competent jurisdiction to be invalid or unenforceable, such provision shall, to such extent as it shall be determined to be invalid or unenforceable, be severable from,

and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

15.7. Captions. The captions of this Agreement are solely for reference and have no legal effect whatsoever and will not in any way affect the interpretation or construction of this Agreement.

15.8. Force Majeure. Neither party will be liable for damage due to any cause beyond its control, including without limitation acts of God, acts of civil or military authority, labor disputes, failure or delay of suppliers or systems, including communications and power systems, fire, sabotage, war, embargo or acts or omissions of the other party caused by any of such events.

15.9. Government Requirements and Approvals. Licensee hereby agrees that it will not ship or divert for use in any country any of the Licensed Property, Documentation or technical data with respect thereto in contravention of the laws and regulations of the United States or knowingly allow such shipping or diversion. Licensee shall obtain all required governmental approvals necessary in connection with this Agreement. Without limiting the generality of the foregoing, Licensee acknowledges that its exportation of the Licensed Property and Documentation is subject to the United States Export Administration Act of 1979, as amended (the "Act"), and Licensee warrants and represents that it will comply in all respects with the Act. Licensee agrees to indemnify, defend and hold harmless Licensor against any claim, loss, liability or damage suffered or incurred by Licensor arising out of or relating to any failure to comply with the Act or any rules or regulations relating thereto.

15.10. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given: (a) upon receipt if delivered personally (unless subject to clause (b)) or if mailed by registered or certified mail receipt requested, postage prepaid; (b) at noon on the business day after dispatch if sent by a nationally recognized overnight courier; or (c) upon the completion of transmission (which is confirmed by telephone or by a statement generated by the transmitting machine) if transmitted by telecopy or other means of facsimile which provides immediate or near immediate transmission to compatible equipment in the possession of the recipient, in any case to the parties at the following addresses or telecopy number (or at such other address or telecopy number for a party as will be specified by like notice):

Licensor:	Numerity Corporation 2901 Tasman Drive, Suite 100 Santa Clara, CA 95054 Attention: Chief Financial Officer
Licensee:	IN Media Corporation 2920 El Camino Real, Suite 100 Los Altos, CA 94022 Attention: Nitin Karnik

16. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between Licensor and Licensee pertaining to the subject matter hereof and supersedes all proposals or

prior and contemporaneous agreements or understandings of the parties regarding such matter. TERMS AND CONDITIONS CONTAINED IN ANY PURCHASE ORDER OR OTHER ORDERING DOCUMENT SUBMITTED BY LICENSEE SHALL NOT BE DEEMED TO MODIFY OR SUPERSEDE THE TERMS OF THIS AGREEMENT.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal as of the Effective Date.

LICENSOR: Numerity Corporation

By: ____________________

Print Name: Sai Sharma

Title: VP Business Development

CUSTOMER: IN Media Corporation

By: /s/ Nitin Karnik

Name: Nitin Karnik

Title: President & CEO

SCHEDULE 1

LICENSED PROPERTY:

1. Licensor grants a nonexclusive perpetual license to Licensee to software and source codes for the following:

   a. Internet Protocol Television

   b. Middleware for billing

   c. Streaming engine

   d. Storage system for video on demand

   e. Electronic Program Guide

   f. Encoding technology with transcoding from Mpeg2 to Mpeg4 and Mpeg4 H.264

   g. STB

2. Licensor also grants a nonexclusive perpetual license to Licensee to:

   a. STB design

   b. Schematic files for STB manufacturing

3.Payment Terms: The Royalty Fee to be paid by Licensee to Licensor for the Licensed Property is fifty dollars ($50.00) for the first one hundred thousand (100,000) STBs manufactured and shipped. The per unit Royalty Fee shall be reduced to twenty dollars ($20) for all STBs shipped in excess of one hundred thousand. Notwithstanding the foregoing, the Royalty Fee will be waived for the first one hundred thousand STBs shipped in consideration for the Licensee's distribution of the Licensed Property as part of its STB implementation with Licensee's IPTV deployment worldwide. Royalty Fee payments will be paid by Licensee quarterly within 30 days of the close of the applicable quarter.

4. Maintenance Fee: Licensee shall pay Licensor an annual maintenance fee of $415,000.00 for maintenance services to be provided by Licensor in connection with the Licensed Property, with such fee being payable starting in April of 2011.

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